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As filed with the Securities and Exchange Commission on February 27, 2003	Registration No. 333-99037

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

UNIVISION COMMUNICATIONS INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	4833 (Primary Standard Industrial Classification Code Number)	95-4398884 (I.R.S. Employer Identification Number)
1999 Avenue of the Stars, Suite 3050 Los Angeles, California 90067 (310) 556-7676 (Address, including zip code and telephone number, including area code, of principal executive office)

C. Douglas Kranwinkle, Esq.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California 90067
(310) 556-7676
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
Kendall R. Bishop, Esq. O'Melveny & Myers LLP 1999 Avenue of the Stars, Suite 700 Los Angeles, California 90067 (310) 553-6700	Mark Early, Esq. Vinson & Elkins L.L.P. 2001 Ross Avenue, Suite 3700 Dallas, Texas 75201 (214) 220-7700

Approximate Date of Commencement of Proposed Sale to the Public:
 As soon as practicable after this registration statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  333-99037

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Class A Common Stock, par value $0.01 per share	5,551,351	$19.22	$106,696,966	$8,632

(1)
Based upon the maximum additional number of shares of Univision Class A common stock issuable, or to be reserved for issuance, pursuant to the merger described in the registration statement on Form S-4 (No. 333-99037) filed on August 30, 2002. This number is based on (x) 6,531,001 shares of Hispanic Broadcasting common stock multiplied by (y) an exchange ratio of 0.85 of a share of Univision Class A common stock for each share of Hispanic Broadcasting common stock. The Registrant has already registered 92,402,576 shares of its Class A common stock, and has paid a filing fee of $189,423, pursuant to the registration statement on Form S-4 (No. 333-99037) filed on August 30, 2002.

(2)
Pursuant to Rules 457(c) and 457(f)(1) under the Securities Act of 1933, as amended, and solely for the purpose of calculating this registration fee, the proposed maximum aggregate offering price is equal to (x) the estimated number of additional shares of Hispanic Broadcasting common stock to be exchanged pursuant to the merger (6,531,001), multiplied by (y) the average of the high and low prices of Hispanic Broadcasting common shares as reported by the New York Stock Exchange on February 25, 2003 ($19.22).

POST-EFFECTIVE AMENDMENT PURSUANT TO RULE 462(B)

        The contents of the Registrant's registration statement on Form S-4 (File No. 333-99037) are incorporated herein by reference.

PART II

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Description
5.2	Opinion of O'Melveny & Myers LLP regarding the legality of the additional Univision Class A common shares registered hereunder

2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Univision Communications Inc. has duly caused this post-effective amendment no. 1 to registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 27, 2003.

UNIVISION COMMUNICATIONS INC.
By:	/s/ ROBERT V. CAHILL Robert V. Cahill Vice Chairman and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on February 27, 2003.

Signature	Title

* A. Jerrold Perenchio	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
* George W. Blank	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* A. Jerrold Perenchio	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Emilio Azcarraga	Director
* Harold Gaba	Director
* Alan Horn	Director
* John G. Perenchio	Director
* Alejandro Rivera	Director
* Ray Rodriguez	Director

Juan Villalonga	Director

*By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

3

EXHIBIT INDEX

Exhibit Number	Description
5.2	Opinion of O'Melveny & Myers LLP regarding the legality of the additional Univision Class A common shares registered hereunder

4

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POST-EFFECTIVE AMENDMENT PURSUANT TO RULE 462(B)
PART II
ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
SIGNATURES
EXHIBIT INDEX